SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 22, 2006

MPLC, Inc.
(Exact name of registrant as specified in its charter)

Delaware	34-51353	06-1390025
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2121 Avenue of the Stars, Suite 1650
Los Angeles, California 90067

(Address of principal executive
offices including zip code)

(310) 601-2500

(Registrant’s telephone number,
including area code)

______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 22, 2006, the Company issued a press release announcing that it has executed a letter of intent which sets forth the preliminary terms and conditions of a proposed acquisition of New Motion, Inc., a Delaware corporation (“New Motion”). In connection with the acquisition, the Company will acquire all of the outstanding capital stock of New Motion, and in exchange, the stockholders of New Motion will acquire approximately 83.7% of the outstanding capital stock of the Company.

The closing of the transaction is subject to certain conditions, including execution of a definitive acquisition agreement and the completion of due diligence. There can be no assurance that the transaction will be consummated or, if consummated, that it will be consummated on the terms set forth in the letter of intent.

The press release announcing the execution of the letter of intent is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release dated November 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPLC, Inc. (Registrant)

Dated: November 22, 2006	/s/ Robert S. Ellin
Robert S. Ellin
President